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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
AB Plastics Corporation
Gardena, California

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 19, 1997, relating to the balance sheet of AB Plastics Corporation (an S Corporation) as of October 29, 1995 and the related statements of operations, shareholders' equity and cash flows for the fifty-two weeks ended October 29, 1995 and October 30, 1994, appearing in Registration Statement No. 333-28741 on Form S-1 of Compass Plastics & Technologies, Inc.


                              /s/ Block, Plant, Eisner, Fiorito & Belak-Berger
                              -------------------------------------------------
                              BLOCK, PLANT, EISNER, FIORITO & BELAK-BERGER






Encino, California
September 3, 1997